EXHIBIT 23.1




              CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of Ionics, Incorporated on Form S-3 of our reports dated February 20, 1996 on our audits of the consolidated financial statements and financial statement schedule of Ionics, Incorporated as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993. We also consent to the reference to our firm under the caption "Experts" in the prospectus portion of this registration statement.




                                   /s/COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
January 22, 1997































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